UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2007

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with certain officers:

On April 25, 2007, Kevin P. Finan, the Executive Vice President/Operations for Alaska Airlines, Inc. (“Alaska”) announced plans to retire effective January 1, 2008. Until his retirement on December 31, 2007, Mr. Finan will serve as Executive Vice President of Strategic Projects and Interim Vice President/Flight Operations. Mr. Finan and Alaska have entered into an Employment, Retirement and Non-Compete Agreement (the “Retirement Agreement”) and related Consulting Agreement, each dated April 25, 2007, which provide that Mr. Finan will provide Alaska with transition services through January 1, 2008. Pursuant to the Retirement Agreement, Mr. Finan has entered into a general release and re-affirmed his obligations not to compete with Alaska or solicit its employees for one year from the date on which his employment terminates. The Retirement Agreement and the Consulting Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Under the Retirement Agreement, Mr. Finan will continue to receive base salary at an annual rate of $260,000 through his retirement date, and he will be eligible to receive a bonus for 2007 under Alaska’s Performance-Based Pay plan. In addition, Mr. Finan will be entitled to receive a bonus of $200,000 upon his retirement and thereafter to receive certain travel benefits generally provided to Alaska’s retired officers. Under the Consulting Agreement, Mr. Finan will be paid a retainer of $276,000 for consulting services during the period from January 2, 2008 through January 1, 2009.

Also, on April 25, 2007, the Alaska Air Group Board of Directors announced a realignment of three senior executives. Gregg Saretsky, formerly Executive Vice President of Marketing and Planning, has been elected Executive Vice President of Flight and Marketing for Alaska Airlines. In this position, he will oversee the airline’s Flight Operations, Inflight Services, Sales, Customer Experience and Brand Marketing organizations.

Glenn Johnson, 48, was promoted to Executive Vice President of Airport Services and Maintenance and Engineering for Alaska Airlines, adding oversight of the Maintenance and Engineering Division. He was previously Alaska’s Senior Vice President of Customer Service-Airports.

Brad Tilden, 46, Alaska Air Group’s Chief Financial Officer and Executive Vice President of Finance, will assume responsibility for the Planning, Revenue Management and Corporate Real Estate departments in addition to Finance. Mr. Tilden’s new title is Executive Vice President/Finance & Planning and Chief Financial Officer of Alaska Air Group.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retirement and Non-Compete Agreement, dated as of April 25, 2007, by and between Alaska and Kevin P. Finan.

10.2	Consulting Agreement, dated as of April 25, 2007, by and between Alaska and Kevin P. Finan.

99.1	Press Release dated April 30, 2007.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 30, 2007

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

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